As filed with the Securities and Exchange Commission on May 12, 2006

Registration No. 333-47845

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Scheid Vineyards Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0461833
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

305 Hilltown Road

Salinas, CA 93908

(Address of Principal Executive Offices) (Zip Code)

1997 Stock Option/Stock Issuance Plan

(Full Title of the Plans)

Alfred G. Scheid

Chairman of the Board of Directors

Scheid Vineyards Inc.

305 Hilltown Road

Salinas, CA 93908

(Name and Address of Agent For Service)

(831) 455-9990

(Telephone Number, Including Area Code, of Agent For Service)

Post-Effective Amendment No. 1

Scheid Vineyards Inc. (the “Registrant”) registered 200,000 shares of Class A Common Stock on a Registration Statement on Form S-8 (file number 333-47845) under the Securities Act of 1933, as amended, filed on March 12, 1998 (the “S-8 Registration Statement”), to be issued pursuant to the Registrant’s 1997 Stock Option/Stock Issuance Plan (the “Plan”). The Registrant recently terminated the registration of the Registrant’s shares of Class A Common Stock under the Securities Exchange Act of 1934, as amended. The Registrant’s Board of Directors has approved plans to terminate the registration of the unissued and unsold shares of Class A Common Stock registered pursuant to the Registration Statement. Accordingly, the Registrant is filing this post-effective amendment to remove from registration each of the shares of Class A Common Stock that were registered under the S-8 Registration Statement, but remain unissued and unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SCHEID VINEYARDS INC.

Date: May 12, 2006	By:	/s/ SCOTT D. SCHEID
Scott D. Scheid Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this post-effective amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ ALFRED G. SCHEID	Chairman of the Board	May 12, 2006
Alfred G. Scheid

/s/ SCOTT D. SCHEID	President, Chief Executive Officer	May 12, 2006
Scott D. Scheid	(Principal Executive Officer) and Director

/s/ HEIDI M. SCHEID	Senior Vice President, Secretary,	May 12, 2006
Heidi M. Scheid	Treasurer and Director

/s/ MICHAEL S. THOMSEN	Chief Financial Officer (Principal	May 12, 2006
Michael S. Thomsen	Financial and Accounting Officer)

/s/ JOHN L. CRARY	Director	May 12, 2006
John L. Crary

/s/ ROBERT P. HARTZELL	Director	May 12, 2006
Robert P. Hartzell

/s/ KEITH L. KRUM	Director	May 12, 2006
Keith L. Krum